SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 5(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 7, 2010

RESOURCE HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-53334	26-2809162
(State of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

11753 Willard Avenue
Tustin, CA  92782
(Address of Principal Executive Offices)

(714) 832-3249
(Issuer Telephone number)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K are forward-looking statements that involve risks and uncertainties.  These forward-looking statements include statements about Resource Holdings, Inc.’s plans, objectives, expectations, intentions and assumptions that are not statements of historical fact.  You can identify these statements by words such as "may," "will,” "should," "estimates," "plans," "expects," "believes," "intends" or similar expressions. Resource Holdings, Inc. (the “Company”) cannot guarantee its future results, performance or achievements. The Company’s actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect the Company’s future operating results include, but are not limited to, the risks identified and discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure

As previously disclosed, the focus of the Company’s business plan has been to provide equipment and working capital to high-growth companies in the oil and gas industry, initially in Brazil.  The Company intends to establish joint ventures with established companies with long-term oil and gas drilling contracts and to invest equipment, of which the Company will retain ownership, and working capital into such joint ventures in exchange for a percentage of the profits from those companies.  The board of directors of the Company has decided to expand the focus of the Company’s business to include similar investments in the mining sector.

The Company has determined that most of the small-to-medium sized gold mining operations in the Mato Grosso region of Brazil are utilizing equipment that is based on 30-40 year old technology and on average recovers less than 35% of the gold in the ore being processed. In most cases, these mining operations are under-capitalized and have neither the technical backgrounds nor the financial capacity to expand their current operations.

The Company believes there is an opportunity to provide these mining operations with modern, advanced recovery and reprocessing equipment that can quickly increase their production by 50%-150%. For providing the equipment and working capital, the Company believes it can receive from 40% up to 90% of the profits generated from a mining operation’s increased gold production.

The Company has developed a simple, highly-scalable, low-cost, low-risk, high-return, processing and recovery strategy for exploiting established gold mining operations. The Company has a three-phase plan for increasing gold production with these operations that includes:

•	Phase I: Provide a turn-key Tailings Reprocessing Plant (TRP) that can recover on average, up to 50 kilos of gold per month from a mining operation’s tailings ponds.

•	Phase II: Provide a Mill Upgrade for the mining operation’s first-pass process that can increase recovery from less than 35% up to 80% on current production.

•	Phase III: Provide additional excavators, trucks and processing plants to double or triple overall mining volume.

Over the last nine months, management of the Company has been in Brazil meeting with numerous mining companies to discuss its joint venture strategy and the Company now has several opportunities that are ready for execution.  The Company’s initially-planned joint venture is with the owner of an established gold mining operation in Mato Grosso, Brazil that produces an average of 25 kilos of gold per month. This company is seeking technology, equipment and working capital to expand its operations. The Company is planning to execute this first joint venture in the next 30 days and intends to raise capital through an equity offering to fund the required equipment and working capital.

The information in this Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Holdings, Inc.

By:	/s/ Michael Campbell
Michael Campbell
Chief Executive Officer and President

Dated:  July 7, 2010